UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2016 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On May 19, 2016 hhgregg, Inc. (the “Company” or “hhgregg”) issued a press release announcing its results for the three and twelve months ended March 31, 2016. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02.	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.
On May 19, 2016, the Company appointed Kevin J. Kovacs, Vice President, Controller, as the Principal Accounting Officer.
Mr. Kovacs joined the Company in September 2009 as the Director of Tax and Treasury. In January 2015, he was promoted to Vice President, Controller. Prior to joining hhgregg, Mr. Kovacs served as the Manager, Tax and Treasury from 2005 to 2007 and as Director, Tax and Treasury from 2007 to 2009 at The Steak n Shake Company. Mr. Kovacs also served several roles at KPMG, LLP from 1998 to 2005, most recently serving as Senior Tax Manager.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated May 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: May 19, 2016	By:	/s/ Robert J. Riesbeck
Robert J. Riesbeck
Interim President and Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated May 19, 2016